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                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use of our report dated March 15, 1996 with respect to the consolidated financial statements of AssureNet Pathways, Inc. and subsidiaries and to all references to our firm included in, Form S-4 of AXENT Technologies, Inc.


                                                       FRANK, RIMERMAN & CO. LLP


San Jose, California

March 5, 1997